BlackBerry Agrees to Sell Legacy Patents for $600M

WATERLOO, ONTARIO – January 31, 2022 – BlackBerry Limited (NYSE: BB; TSX: BB), announced today that it has entered into a patent sale agreement with Catapult IP Innovations Inc., a Delaware company, pursuant to which BlackBerry has agreed to sell substantially all of its non-core patent assets to Catapult for total consideration of $600 million.

Patents that are essential to BlackBerry’s current core business operations are excluded from the transaction. BlackBerry will receive a license back to the patents being sold, which relate primarily to mobile devices, messaging and wireless networking. This transaction will not impact customers’ use of any of BlackBerry’s products, solutions or services.
Catapult is a special purpose vehicle formed to acquire the BlackBerry patent assets. Catapult’s principal funding for the acquisition will be a $450 million senior secured term loan, for which it has received $400 million of conditional commitments from a lending syndicate led by Toronto-based Third Eye Capital that includes a Canadian pension fund.
At closing, BlackBerry will receive $450 million in cash and a promissory note in the principal amount of $150 million.  The promissory note will be secured by a second lien on the assets of the purchaser and will be subordinated to the rights of the senior lending syndicate.  The promissory note will be payable in five equal annual installments of $30 million in cash commencing on the third anniversary of the closing date, provided that the senior loan is not in default.
Completion of the transaction is conditional upon, among other things, satisfaction of all regulatory conditions under the Hart–Scott–Rodino Antitrust Improvements Act in the United States and the Investment Canada Act.  This process could take up to 210 days.
BlackBerry has filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission in connection with its entry into the patent sale agreement, which contains further information including a description of the financing conditions relating to the transaction.

##

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including 195M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety, and data privacy solutions, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems.  BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.

For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations

+1 (519) 888-7465
investor_relations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

###

This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding the proposed transaction between BlackBerry and Catapult, the amount of consideration BlackBerry will receive in connection therewith, the anticipated timing and results of the proposed transaction and regulatory approvals, the potential impact of the proposed transaction on BlackBerry’s customers, the expectations and beliefs of BlackBerry, and other statements that are not historical facts.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on BlackBerry’s current plans, objectives, estimates, assumptions, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond BlackBerry’s control. Many factors could cause actual achievements with respect to the transaction and the timing of events to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainty associated with Catapult’s and BlackBerry’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all; risks and uncertainties related to the required financing and the satisfaction of the regulatory and other conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the patent sale agreement relating to the proposed transaction; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of BlackBerry’s common shares; failure to realize the expected benefits of the proposed transaction, including risks associated with the payment of consideration post-closing and the availability of funds therefor; risks related to future opportunities and plans for BlackBerry’s business and results of BlackBerry following completion of the proposed transaction; the risk of litigation in connection with the proposed transaction, including resulting expense or delay; significant transaction costs and/or unknown or inestimable liabilities; risks related to diverting the attention of BlackBerry management from ongoing business operations; risks related to the proposed transaction disrupting BlackBerry’s operations and making it more difficult to conduct business as usual or for BlackBerry to maintain relationships with consumers, resellers, channel partners or other third parties; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities and other changes in laws and regulatory initiatives; risks related to the COVID-19 pandemic; adverse economic, geopolitical and environmental conditions; and other risks and uncertainties affecting BlackBerry, including those described from time to time under the caption “Risk Factors” and elsewhere in BlackBerry’s SEC filings and reports, including those discussed in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A, as well as BlackBerry’s Current Report on Form 8-K filed today which contains further details on the patent sale agreement (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully and readers should not place undue reliance on BlackBerry’s forward-looking statements. Moreover, other risks and uncertainties of which BlackBerry is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

The forward-looking statements made in this news release are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates. BlackBerry has no intention and undertakes no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

###
2